                                                     Exhibit to Item 23(h)(1)(c)


                                AMENDED EXHIBIT A
                             NATIONWIDE MUTUAL FUNDS
                          Fund Administration Agreement
                         (Effective _________ ___, 2001)

Funds of the Trust                                            Fund Administration Fees
------------------                                            ------------------------
Gartmore Total Return Fund (formerly `Nationwide Fund')       For each of the Nationwide and Gartmore Funds,
Gartmore Growth Fund (formerly `Nationwide Growth Fund')      the Morley Capital Accumulation Fund,
Nationwide Millennium Growth Fund (formerly                   and Morley Enhanced Income Fund
  Nationwide Mid Cap Growth Fund)
Nationwide Bond Fund                                          0.07% on assets up to $250 million
Nationwide Tax-Free Income Fund                               0.05% on assets of $250 million and
Nationwide Government Bond Fund (formerly `Nationwide         more but less than $1 billion
  Intermediate U.S. Government Bond Fund')                    0.04% on assets of $1 billion and more
Nationwide Long-Term U.S. Government Bond Fund
Nationwide Money Market Fund
Gartmore Value Opportunities Fund (formerly `Nationwide
  Value Opportunities Fund')*
Nationwide High Yield Bond Fund*
Gartmore Growth 20 Fund (formerly `Nationwide Focus Fund')*
Nationwide Morley Capital Accumulation Fund
  (formerly Morley Capital Accumulation Fund)**
Nationwide Morley Enhanced Income Fund
  (formerly Morley Enhanced Income Fund)
Nationwide Growth Focus Fund*
Gartmore Global Technology and Communications Fund (formerly
  `Nationwide Global Technology and Communications Fund')*
Gartmore Global Health Sciences Fund (formerly `Nationwide
   Global Life Sciences Fund)*
NorthPointe Small Cap Value Fund*
Gartmore International Growth Fund*
Gartmore European Growth Fund*
Gartmore Global Leaders Fund*
Gartmore Emerging Markets Fund*
Gartmore Global Small Companies Fund*
Gartmore OTC Fund*
Gartmore International Small Cap Growth Fund*


Nationwide S&P 500 Stock Index Fund                           For the S&P 500 Index Fund,
(the "S&P 500 Index")                                         0.05% on assets up to $1 billion
                                                              0.04% on assets of $1 billion and more

Nationwide Large Cap Value Fund                               0.10% on assets up to $250 million *
  (formerly `Prestige Large Cap Value Fund')*                 0.06% on assets of $250 million
Nationwide Large Cap Growth Fund                              and more but less than $1 billion
  (formerly `Prestige Large Growth Fund')*                    0.04% on assets of $1 billion and more
Nationwide Small Cap Fund
(formerly `Prestige Small Cap Fund')*
Prestige International Fund
Prestige Balanced Fund


Nationwide Investor Destinations Aggressive Fund              For each of the Nationwide Investor Destinations
(formerly `Investor Destinations Aggressive Fund')*             Series,*
Nationwide Investor Destinations Moderately Aggressive Fund     0.07% on assets up to $250 million
(formerly `Investor Destinations Moderately Aggressive Fund')*  0.05% on assets of $250 million and more
Nationwide Investor Destinations Moderate Fund
(formerly `Investor Destinations Moderate Fund')*
Nationwide Investor Destinations Moderately Conservative Fund
(formerly `Investor Destinations Moderately Conservative Fund')*
Nationwide Investor Destinations Conservative Fund
(formerly `Investor Destinations Conservative Fund')*

Nationwide Small Cap Index Fund*                                0.27% on assets up to $250 million
                                                                0.24% on assets of $250 million and more

Nationwide International Index Fund*                            0.34% on assets up to $250 million
                                                                0.31% on assets of $250 million and
                                                                more

Nationwide Bond Index Fund*                                     0.29% on assets up to $250 million
Nationwide Mid Cap Market Index Fund *                          0.26% on assets up of $250 million
                                                                and more


*Subject to a $75,000 annual minimum fee.
**Subject to a $50,000 annual minimum fee.



                                             NATIONWIDE MUTUAL FUNDS

                                             By:________________________________

                                             Title:_____________________________


                                             VILLANOVA SA CAPITAL TRUST

                                             By:________________________________

                                             Title:_____________________________